[Savient Letterhead]

Contact: Mary Coleman Savient Pharmaceuticals, Inc. information@savient.com (732) 418-9300 Carney Wilson Burns McClellan cwilson@burnsmc.com (212) 213-0006 For Immediate Release

Savient Pharmaceuticals Reports First Quarter 2011 Financial Results

KRYSTEXXA Commercial Launch Underway; MAA Application Filed

EAST BRUNSWICK, N.J. – (May 5, 2011) Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) today reported financial results for the three months ended March 31, 2011. Savient ended the quarter with $268.0 million in cash and short-term investments, an increase of $203.1 million since December 31, 2010, primarily due to the issuance and sale of $230 million in convertible notes during February 2011. For the first quarter of 2011, the Company had a net loss of $13.5 million, or $0.19 per share, on total revenues of $1.3 million. This compares with a net loss of $8.3 million, or $0.13 per share, on total revenues of $1.1 million for the same period in 2010.

“The first quarter of 2011 was dedicated to the U.S. launch of KRYSTEXXA(R) into the refractory chronic gout market,” said John H. Johnson, chief executive officer of Savient. “Since the March market introduction, we have had a laser focus on our commercialization efforts and we are pleased with the positive reception that KRYSTEXXA has received. As part of our long-term strategy to expand the global opportunity for KRYSTEXXA, we have submitted a Marketing Authorization Application to the European Medicines Agency. We are focused on achieving our goals while carefully managing costs and building value for shareholders.”

Johnson continued, “In the short period of time since our launch, we have learned a great deal and we now have a clearer picture of how we can most effectively accelerate the market introduction of KRYSTEXXA. The miscellaneous J-code has presented some Medicare billing concerns. We expect to receive the permanent J-code in January, which we believe will provide a catalyst for many doctors to move their patients onto KRYSTEXXA, and anticipate that the full effect of our efforts on the ramp up will be realized in the second quarter 2012.”

Operational Highlights:

·	Submitted a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) for KRYSTEXXA for the treatment of chronic gout in adult patients refractory to conventional therapy.

·	Announced that three abstracts will be presented at the European League Against Rheumatism (EULAR) 2011 Annual Congress, two for oral presentation and one for poster presentation.

·	Enhanced management team with key new members, including Rick Crowley as Executive Vice President Biopharmaceutical Operations.

·	Received a contract by the U.S. Department of Veterans Affairs (VA) to supply KRYSTEXXA and Oxandrin® to the VA for a term of five years effective April 1, 2011.

·	Received notice from the Centers for Medicare and Medicaid Services that a temporary “C-code” has been assigned to KRYSTEXXA (pegloticase) effective April 1, 2011.

Financial Results of Operations for the Three Months Ended March 31, 2011

Total revenues increased $0.2 million, or 18%, to $1.3 million for the three months ended March 31, 2011, as compared to $1.1 million for the three months ended March 31, 2010. The increase in net sales resulted primarily from the Company’s full commercial launch of KRYSTEXXA during March 2011, generating $0.3 million in net sales during the quarter.

Research and development expenses decreased $2.6 million, or 41%, to $3.7 million for the three months ended March 31, 2011, as compared to the three months ended March 31, 2010. The decrease in expenses related to lower costs associated with process validation work at our potential secondary source supplier of pegloticase drug substance coupled with a decrease in clinical trial costs relating to the wind down of the open label extension study for KRYSTEXXA in 2010.

Selling, general and administrative expenses increased $11.7 million, or 236%, to $16.6 million for the three months ended March 31, 2011, from $4.9 million for the three months ended March 31, 2010. The higher costs were primarily due to increased selling and marketing expenses associated with the full commercial launch of KRYSTEXXA in March 2011. We incurred significant costs related to the build out of a commercial infrastructure to support the launch of KRYSTEXXA including the hiring of a 60-person sales force and other sales support personnel.

Interest expense was $3.1 million for the three months ended March 31, 2011, primarily related to $1.7 million of interest expense from the 4.75% coupon on our convertible notes coupled with $1.4 million of non-cash amortization expense also associated with the issuance of our convertible notes.

CONFERENCE CALL

Savient’s management team will host a live conference call and webcast on Thursday May 5, 2011 at 9:00 a.m. Eastern Time to review the first quarter 2011 financial results. To participate by telephone, please dial 888-357-3694 (Domestic) or 973-890-8276 (International). The conference identification number is 61789535. The live and archived webcast can be accessed on the investor relations section of the Savient website at www.savient.com. Please log on to Savient’s website 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be necessary.

A telephone replay will be available from 12:00 p.m. Eastern Time on May 5, 2011, through 11:59 p.m. Eastern Time on May 23, 2011, by dialing 800-642-1687 (Domestic) or 706-645-9291 (International) and entering conference ID number 61789535.

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing and commercializing KRYSTEXXA(R) (pegloticase) for the treatment of chronic gout in adult patients refractory to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA and its uses from Duke University (“Duke”) and Mountain View Pharmaceuticals, Inc. (“MVP”). Duke developed the recombinant uricase enzyme and MVP developed the PEGylation technology used in the manufacture of KRYSTEXXA. MVP and Duke have been granted U.S. and foreign patents disclosing and claiming the licensed technology and, in addition, Savient owns or co-owns U.S. and foreign patents and patent applications, which collectively form a broad portfolio of patents covering the composition, manufacture and methods of use and administration of KRYSTEXXA. Savient also manufactures and supplies Oxandrin(R) (oxandrolone tablets, USP) CIII in the U.S. For more information, please visit the company website at www.savient.com.

FORWARD LOOKING STATEMENTS

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the success of our marketing efforts, market demand and reimbursement for KRYSTEXXA and our market expansion plans, including our recently filed MAA with the EMA, are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, our ability to commercialize KRYSTEXXA; our ability to retain the personnel whom we have hired and to hire the remaining personnel necessary to complete the build out of our commercial team; our reliance on third parties to manufacture, KRYSTEXXA; the risk that the market for KRYSTEXXA is smaller than we have anticipated; competition from existing therapies and therapies that are currently under development, including therapies that are significantly less expensive than KRYSTEXXA; our ability to gain market acceptance for KRYSTEXXA among physicians, patients, health care payors and others in the medical community; whether we are able to obtain financing, if needed; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

SVNT-I

(Tables to Follow)

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SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2011	2010
	(Unaudited)	(

ASSETS
Current Assets:
Cash and cash equivalents	$ 238,458	$44,791
Short-term investments	29,549	20,070
Accounts receivable, net	1,377	909
Inventories, net	5,372	3,140
Prepaid expenses and other current assets	3,193	2,415

Total current assets	277,949	71,325

Deferred income taxes, net	—	4,200
Property and equipment, net	740	809
Deferred financing costs, net	4,491	—
Other assets (including restricted cash)	1,282	1,284

Total assets	$ 284,462	$77,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$ 2,168	$1,601
Deferred revenues	294	428
Deferred income taxes	16,825	—
Other current liabilities	18,009	16,023

Total current liabilities	37,296	18,052

Convertible notes	171,171	—
Other liabilities	3,410	10,299
Commitments and contingencies
Stockholders’ Equity:
Preferred stock—$.01 par value 4,000,000 shares authorized; no shares issued	—	—
Common stock—$.01 par value 150,000,000 shares authorized; 71,032,000 issued and outstanding at March 31, 2011 and 70,259,000 shares issued and outstanding at
December 31, 2010	710	703
Additional paid-in-capital	400,980	364,139
Accumulated deficit	(329,106)	(315,576)
Accumulated other comprehensive income	1	1

Total stockholders’ equity	72,585	49,267

Total liabilities and stockholders’ equity	$ 284,462	$77,618

SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,

	2011	2010

Revenues:
Product sales, net	$1,290	$1,093

Cost and expenses:
Cost of goods sold	416	196
Research and development	3,728	6,330
Selling, general and administrative	16,637	4,946

	20,781	11,472

Operating loss	(19,491)	(10,379)
Interest expense on convertible notes	(3,111)	—
Investment income, net	30	18
Other income, net	1,632	2,065

Loss before income taxes	(20,940)	(8,296)
Income tax benefit	7,410	—

Net loss	$(13,530)	$(8,296)

Loss per common share:
Basic and diluted	$(0.19)	$(0.13)

Weighted-average number of common and common
equivalent shares:
Basic and diluted	69,995	66,359